UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2024 (April 24, 2024)

MENTOR CAPITAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-55323	77-0395098
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5964 Campus Court, Plano, Texas	75093
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 788-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: N/A

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2024, David G. Carlile resigned from the Audit Committee of the Board of Directors and resigned from the Board of Directors of the Registrant. Mr. Carlile resigned at a meeting of the Board of Directors called in order to remove him from the Registrant’s Audit Committee. On April 25, 2024 Mr. Carlile delivered a letter to the Registrant which is attached hereto as Exhibit 1. The Registrant did file its most recent Annual Report without the signature of Mr. Carlile, but substantially disagrees with the other statements made by Mr. Carlile in the attached letter.

On April 24, 2024, the Board of Directors of the Registrant appointed Director Lori Stansfield, CPA, to the Audit Committee of the Board of Directors of the Registrant.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
17	Resignation Letter of David G. Carlile dated April 24, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mentor Capital, Inc.

Date:	April 26, 2024	By:	/s/ Chet Billingsley
Chet Billingsley, Chairman and CEO